FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

212-867-2593 or 212-867-2593 brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com, inc. Announces Second Quarter 2005 Financial Results

Company Reports Strong Sales in Core Growth Businesses

BELLEVUE, WA -- July 28, 2005 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the second quarter ended July 3, 2005. The company reported a 10% year-over-year increase in net sales, to $96.9 million, and a 13% year-over-year increase in gross profit, to $19.9 million, propelled by year-over-year net sales growth of 26% in the over-the-counter (OTC) segment (excluding wholesale OTC) and 22% in the mail-order pharmacy segment.

"We reported strong sales in our core OTC and mail-order pharmacy businesses, spurred by continued growth in revenues from repeat customers, average net sales per order and frequency of orders per active customer," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Excluding our small wholesale business, net sales from repeat OTC customers increased by 34%. Moving forward, we believe that increasing the frequency and size of orders from our loyal customer base is fundamental to our future growth and achieving long-term profitability."

"In the second quarter, we also made significant progress on key initiatives that we believe will benefit the longer-term prospects of our business," added Ms. Lepore. "Over the past three months, we finalized our brand campaign, signed a new pharmacy deal with Medical Services Company, and strengthened our management team with the addition of a number of key executives. We believe that our focused brand campaign, which we will roll out September 1, will help educate our 1.9 million active customers on the breadth and depth of our product offering, while also driving new traffic to our on-line stores."

Net loss for the second quarter was $4.3 million, or $0.05 per share, compared to a net loss of $5.0 million, or $0.07 per share, for the second quarter of 2004. EBITDA loss (a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation) was $1.8 million for the second quarter, compared to an EBITDA loss of $1.5 million for the second quarter of 2004.

"Gross margin was 20.5% for the second quarter, the best we have reported in over a year," said Bob Barton, vice president and chief financial officer of drugstore.com, inc. "We expect third quarter margins to decrease slightly, reflecting the seasonally soft period, but to show year-over-year and sequential improvement in the fourth quarter."

Outlook for the Third Quarter 2005

For the third quarter of 2005, drugstore.com, inc. is targeting a net sales range of $93.0 million to $96.0 million, a net loss range of $7.5 million to $8.5 million, and an EBITDA loss range of $5.0 million to $6.0 million. Explained Barton, "Our net sales range is based on our expectation of continued strong sales growth from our core segments, OTC (excluding wholesale OTC) and mail-order pharmacy. Our net loss and EBITDA loss ranges reflect an increased advertising spend of approximately $4.5 million in the second half of 2005 in support of our brand advertising campaign."

Financial and Operational Highlights for the Second Quarter of 2005
(all comparisons are made with the second quarter of 2004, unless otherwise noted)

Net Sales Highlights:

  Excluding the company's lower margin wholesale OTC business, OTC net sales grew by 26%. Overall, OTC net sales grew by 17% to $43.1 million, with net sales from repeat OTC customers growing by 34%. Wholesale OTC net sales were down 53% to $1.8 million.
  Mail-order pharmacy net sales grew by 22% to $18.4 million.
  Local pick-up pharmacy net sales grew by 4% to $24.0 million.
  Vision net sales were down 12% to $11.4 million.
  Total order volume grew by 7% to 1.2 million orders.
  Average net sales per order were $78, up from $76. Average net sales per order grew by 3% to $57 for OTC ($60 excluding wholesale OTC), by 9% to $145 for mail-order pharmacy, by 5% to $82 for vision, and by 4% to $107 for local pick-up pharmacy.
  Net sales from repeat customers represented 80% of net sales.

Key Customer Milestones:
  Approximately 6.6 million customers have been served since inception.
  The number of active customers grew by 13% to approximately 1.9 million.
  The average annual spend per active customer grew $15, or 8%, to approximately $193.

Other Financial Highlights:
  Fulfillment and order processing expenses improved to 9.7% of net sales, an all-time low as a percentage of net sales.
  Marketing and sales expense per new customer was $25.
  Inventory turned at an annualized rate of 14 during the quarter.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Thursday, July 28, 2005 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-366-7417 (international callers should dial 303-262-2142) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Saturday, July 30, 2005 at 800-405-2236 (enter pass code 11034360) or internationally at 303-590-3000 (enter pass code 11034360) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expenses and stock-based compensation. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance and prospects for the future. Management believes that EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to EBITDA loss.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own OTC customers (those customers making purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "targeting," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, including the risk that our new brand campaign may not be successful as we anticipate, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, recent changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2005	2004	2005	2004

Net sales	$ 96,892	$ 87,844	$ 196,465	$ 172,206

Costs and expenses:
Cost of sales	77,036	70,283	156,372	136,528
Fulfillment and order processing	9,366	9,560	19,651	18,817
Marketing and sales	7,022	6,339	13,842	12,462
Technology and content	3,033	2,069	5,961	4,389
General and administrative	3,923	3,392	7,651	7,055
Amortization of intangible assets	752	1,032	1,553	2,084
Stock-based compensation	405	207	1,253	559
Total costs and expenses	101,537	92,882	206,283	181,894

Operating loss	(4,645)	(5,038)	(9,818)	(9,688)

Interest income, net	340	78	519	159

Net loss	$ (4,305)	$ (4,960)	$ (9,299)	$ (9,529)

Basic and diluted net loss per share	$ (0.05)	$ (0.07)	$ (0.10)	$ (0.13)
Weighted average shares outstanding used to compute basic and diluted net loss per share	92,228,222	75,470,099	88,857,994	74,965,835

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and EBITDA Loss (See Note 1 below):
$ in thousands	Three Months Ended		Six Months Ended
	July 3, 2005	June 27, 2004	July 3, 2005	June 27, 2004
1. Gross Profit and Gross Margin
Net sales	$ 96,892	$ 87,844	$ 196,465	$ 172,206

Cost of sales	77,036	70,283	156,372	136,528

Gross profit	$ 19,856	$ 17,561	$ 40,093	$ 35,678

Gross margin	20.5%	20.0%	20.4%	20.7%

2. Reconciliation of Net Loss to EBITDA Loss (see Note 2 below)
(a) Reconciliation of Net Loss to EBITDA Loss Calculated As:
$ in thousands	Three Months Ended		Six Months Ended
	July 3, 2005	June 27, 2004	July 3, 2005	June 27, 2004

Net loss	$ (4,305)	$ (4,960)	$ (9,299)	$ (9,529)
Amortization of intangible assets	752	1,032	1,553	2,084
Amortization of non-cash marketing	572	572	1,145	1,145
Stock-based compensation	405	207	1,253	559
Depreciation (see Note 2 below)	1,104	1,776	2,706	3,488
Interest income, net	(340)	(78)	(519)	(159)
EBITDA loss	$ (1,812)	$ (1,451)	$ (3,161)	$ (2,412)

NOTE 1: Supplemental information related to the company's gross profit, gross margin and EBITDA loss for the three and six months ended July 3, 2005 and June 27, 2004 is presented for informational purposes only and is not prepared in accordance with GAAP.

NOTE 2: EBITDA loss is defined as loss before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation. Depreciation expense excluded from EBITDA loss is classified in the following financial statement line items:
	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2005	2004	2005	2004
Fulfillment and order processing	$ 454	$ 1,266	$ 1,395	$ 2,525
Marketing and sales	—	—	—	—
Technology and content	535	301	1,042	489
General and administrative	115	209	269	474
Depreciation	$ 1,104	$ 1,776	$ 2,706	$ 3,488

(b) Reconciliation of Forecasted Q3 2005 Net Loss Range to Forecasted Q3 2005 EBITDA Loss Range Calculated As:
	Three Months Ended October 2, 2005
	Range High	Range Low
Estimated net loss	$ (7,500)	$ (8,500)
Estimated amortization of intangible assets	730	730
Estimated amortization of non-cash marketing	572	572
Estimated stock-based compensation	290	290
Estimated depreciation	1,208	1,208
Estimated interest income, net	(300)	(300)
Estimated EBITDA loss	$ (5,000)	$ (6,000)

SUPPLEMENTAL INFORMATION: Net sales by reporting segment:
	Three Months Ended
	July 3,	April 3,	June 27,
	2005	2005	2004
Over-the-Counter (OTC)	$ 43,130	$ 44,509	$ 36,730
Mail-order pharmacy	18,416	17,953	15,143
Local pick-up pharmacy	23,953	24,976	23,080
Vision	11,393	12,135	12,891
Consolidated	$ 96,892	$ 99,573	$ 87,844

SUPPLEMENTAL INFORMATION: Reconciliation of OTC Net Sales to OTC Net Sales Excluding Wholesale OTC (see Note 3 below):
	Three Months Ended
	July 3, 2005	April 3, 2005	June 27, 2004
	(in thousands, except orders shipped and per order data)
Over-the-Counter (OTC):
Net sales	$ 43,130	$ 44,509	$ 36,730
Wholesale OTC sales	1,826	2,547	3,893
OTC sales, excluding wholesale OTC	41,304	41,962	32,837

OTC orders shipped	754,484	792,286	659,527
Wholesale OTC orders shipped	65,846	83,937	92,079
OTC orders shipped, excluding wholesale OTC	688,638	708,349	567,448
OTC sales per order shipped, excluding wholesale OTC	$ 60	$ 59	$ 58

NOTE 3: Supplemental information related to the company's OTC sales excluding wholesale OTC sales for the three months ended July 3, 2005, April 3, 2005 and June 27, 2004 is presented for informational purposes only and is not prepared in accordance with GAAP.

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	July 3, 2005	January 2, 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 19,186	$ 15,491
Marketable securities	36,862	18,728
Accounts receivable, net of allowances	33,323	35,344
Inventories	19,878	19,287
Prepaid marketing expenses	2,290	2,290
Other current assets	3,333	3,027
Total current assets	114,872	94,167

Fixed assets, net	13,742	13,626
Other intangible assets, net	8,846	10,399
Goodwill, net	32,202	32,202
Prepaid marketing expenses and other	6,972	8,117
Total assets	$ 176,634	$ 158,511

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 55,492	$ 57,510
Accrued compensation	4,057	3,559
Accrued marketing expenses	2,946	2,567
Other current liabilities	3,815	3,837
Current portion of long term debt	2,182	1,158
Total current liabilities	68,492	68,631

Deferred income taxes	945	945
Long term debt, less current portion	1,071	1,807

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares--250,000,000
Issued and outstanding shares--92,455,822 and 81,440,927 as of July 3, 2005 and January 2, 2005, respectively	834,401	807,142
Deferred stock-based compensation	(2,542)	(3,598)
Accumulated other comprehensive loss	(18)	—
Accumulated deficit	(725,715)	(716,416)
Total stockholders' equity	106,126	87,128
Total liabilities and stockholders' equity	$ 176,634	$ 158,511

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	July 3, 2005	June 27, 2004 (4)
Operating Activities:
Net loss	$ (9,299)	$ (9,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,706	3,488
Amortization of marketing and sales agreements	1,145	1,145
Amortization of intangible assets	1,553	2,084
Stock-based compensation	1,253	559
Other	100	(7)
Changes in:
Accounts receivable	2,021	(5,654)
Inventories	(591)	(1,027)
Other current assets	(306)	(997)
Accounts payable, accrued expenses, and other liabilities	(1,711)	4,251
Net cash used in operating activities	(3,129)	(5,687)

Investing Activities:
Purchases of marketable securities	(33,477)	(9,195)
Sales and maturities of marketable securities	15,325	15,125
Purchase of fixed assets	(2,374)	(1,401)
Net cash provided by (used in) investing activities	(20,526)	4,529

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,101	1,839
Proceeds from private placement, net	25,961	--
Advances under revolving line of credit	1,000	--
Principal payments on capital lease and term loan obligations	(712)	(477)
Net cash provided by financing activities	27,350	1,362
Net increase in cash and cash equivalents	3,695	204
Cash and cash equivalents at beginning of period	$ 15,491	$ 7,035
Cash and cash equivalents at end of period	$ 19,186	$ 7,239

  Certain prior year amounts have been reclassified to conform to the current year presentation.